Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-199731 on Form S-8 of Kimball Electronics, Inc. of our report dated June 23, 2026 appearing in this Annual Report on Form 11-K of Kimball Electronics, Inc. Retirement Plan for the year ended December 31, 2025.

/s/ Crowe LLP
Crowe LLP

South Bend, Indiana
June 23, 2026